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                                                                    EXHIBIT 24.2

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Southern California Gas Company on Form S-3 of our reports dated February 2, 1993 appearing in and incorporated by reference in the Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE

Los Angeles, California
March 10, 1994